UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2014

ZOLTEK COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-20600	43-1311101
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification
organization)		Number)

3101 McKelvey Road
St. Louis, Missouri		63044
(Address of principal executive offices)		(Zip Code)

(314) 291-5110

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On January 23, 2014, at a special meeting of the shareholders of Zoltek Companies, Inc. (the “Company”), the Company’s shareholders voted to approve the Agreement and Plan of Merger, dated as of September 27, 2013 (the “Merger Agreement”), by and among the Company, Toray Industries, Inc., a Japanese kabushiki kaisha (“Parent”), and TZ Acquisition Corp., a Missouri corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). The Company’s shareholders also voted to approve (1) any proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there were insufficient votes to approve and adopt the Merger Agreement and (2) by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger. The proposals are described in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by the Company on December 11, 2013.

Set forth below, with respect to each such proposal, are the number of votes cast for and against, as well as the number of abstentions.

Approval of the Merger Agreement:

Votes For	Votes Against	Abstentions
26,463,612	579,026	257,814

Adjournment Proposal:

Votes For	Votes Against	Abstentions
25,550,805	1,646,717	102,930

Non-Binding, Advisory Vote on Certain Merger-Related Executive Compensation Arrangements:

Votes For	Votes Against	Abstentions
24,966,418	1,029,131	1,304,903

Item 7.01     Regulation FD Disclosure.

As previously disclosed by the Company in its Form 8-K filed January 22, 2014, Parent has provided notice under the Merger Agreement that the termination date under the Merger Agreement will be extended from January 31, 2014 to April 30, 2014 provided that, as of January 31, 2014, specified legal and regulatory conditions have not been met, including written confirmation from the Committee on Foreign Investment in the United States (“CFIUS”) that a review of the Merger under the Foreign Investment and National Security Act of 2007 has been completed and that there are no unresolved national security concerns with respect to the Merger (the “CFIUS Confirmation”).

CFIUS has advised the parties that its investigation is to be completed no later than March 3, 2014. CFIUS may complete its investigation and issue the CFIUS Confirmation at any time between the date of this current report and March 3, 2014, and the Company cannot reliably predict the timing of any action by CFIUS with respect to its review. However, the Company expects to close the Merger as soon as practicable following receipt of the CFIUS Confirmation and satisfaction or waiver of all other conditions to closing in the Merger Agreement, which may occur sooner than March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     January 23, 2014

ZOLTEK COMPANIES, INC.

By:	/s/ Andrew W. Whipple
Andrew W. Whipple
Chief Financial Officer